EXHIBIT 99

Digi International Expects Fourth Quarter And Fiscal 2003 Revenue and
Earnings Per Share Estimates to Exceed Prior Guidance

Year-End Results to be released on November 6, 2003

(Minneapolis, MN, October 1, 2003) - Digi International® Inc. (NASDAQ: DGII) presently expects to report fourth quarter 2003 in revenue in the range of $26.0 — $26.2 million and earnings per diluted share (EPS) in the range of $0.07 — $0.08, exceeding prior guidance of $24.5 — $25.5 million and earnings per diluted share of $0.04 — $0.06.

Digi will release fourth quarter and year-end results on November 6, 2003 and host a conference call later that day. Details regarding the conference call will be announced closer to the reporting date.

About Digi International

Digi International, based in Minneapolis, is the leader in Connectware, makes device networking easy by developing products and technologies that are cost effective and easy to use. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs).

For more information, visit Digi’s web site at www.digi.com, or call 800-344-4273 (U.S.) or 952-912-3444 (International).

Digi, Digi International, and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. All other brand names and product names are trademarks or registered trademarks of their respective owners.

Digi International Contact
S. (Kris) Krishnan
(952) 912-3125
s_krishnan@digi.com

Investors Contact
Laura Wyrick, Gino De Jesus, Dian Griesel
The Investor Relations Group
New York, NY
(212) 825-3210
mail@investorrelationsgroup.com